EXHIBIT 10.7
                                   ASSIGNMENT

         KNOW ALL MEN BY THESE PRESENTS that, for and in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned,

International Lan and Communications, Inc., a Texas corporation, having its principal office in Houston, Texas, and

Aspen System Technologies, Inc., a Texas corporation, having its principal office in Bellaire, Texas (collectively "Assignors")

hereby grant, convey, bargain, sell, assign, transfer, and deliver unto

Stratasoft, Inc., a Texas corporation, having its principal office at 6401 Southwest Freeway, Houston, Texas 77074, its successors and assigns, hereinafter referred to as "ASSIGNEE",

all Assignor's right, title and interest in and to those assets listed on Exhibit A attached (the "Assets"), including without limitation any and all rights in and to any copyright renewals, to have and to hold unto Assignee, its successors and assigns, forever; and Assignee agrees to, and does, assume all liabilities and obligations of any nature whatsoever under any agreements comprising part of the Assets being assigned and any liabilities and obligations arising out of any of Assignor's previous contracts, commitments or dealings with or to any employee, contractor, agent, prospect, customer or supplier relating in any way to the Software, Contracts or Intangible Property included as part of the Assets being assigned. Furthermore, Assignee agrees to defend and indemnify and hold Assignor harmless from and against any and all claims, demands, liabilities, obligations, costs and expenses of any nature whatsoever, including without limitation court costs and attorneys and expert witness fees, arising out of or relating to any of such previous contracts, commitments or dealings.

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IN WITNESS WHEREOF, the Assignors have caused this instrument to be executed by their duly authorized officers as of this 7th day of September, 1995.

                                 INTERNATIONAL LAN AND COMMUNICATIONS, INC.

                                 By:      William R. Hennessy
                                 Title:  /S/  WILLIAM R. HENNESSY, CHAIRMAN/CEO


STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.

         BEFORE me, the undersigned authority, on this day personally appeared William R. Hennessy, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and further acknowledged to me that he has the authority to enter into contracts on behalf of and bind International Lan and Communications, Inc.

         Given under my hand and seal of office this 7th day of August, 1995.

                                          /s/
                                              Notary Public

[Seal]

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                                          ASPEN SYSTEM TECHNOLOGIES, INC.

                                          /s/  WILLIAM R. HENNESSY
                                          By:  William R. Hennessy
                                          Title:  VICE PRESIDENT

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS                    ss.

         BEFORE me, the undersigned authority, on this day personally appeared William R. Hennessy, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and further acknowledged to me that he has the authority to enter into contracts on behalf of and bind Aspen System Technologies, Inc.

         Given under my hand and seal of office this 7th day of September, 1995.

                                          /s/
                                              Notary Public

[Seal]

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                                EXHIBIT A ASSETS

         1. SOFTWARE: All Assignor's right, title and interest, throughout the world, in and to the software known as "TeleSales," "LEADMAN," and "PROSPECTOR," all respective supplements, enhancements and modifications thereto including derivative works based thereon (regardless of the state of development), and all personal property relating thereto, including, without limitation, source codes, object codes, technical documentation and similar information necessary for the practical utilization thereof (collectively, the "Software").

         2. DOCUMENTATION: All user manuals, brochures and other documentation or written information describing any aspect of the Software or designed to facilitate the use or modification or enhancement of the Software
("Documentation").

         3. INTANGIBLE PROPERTY: All trade names and other identifying names, all trademarks, service marks and other identifying names and marks associated with the Software, whether registered or unregistered, and including all goods relating to any of the foregoing, and all applications for any of the foregoing, all patents, copyright, copyright registrations and patent applications therefor, together with all divisions, renewals and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets and other intangible, intellectual property embodied in or pertaining to the Software and the Documentation ("Intangible Property").

         4. PERMITS: All licenses, permits, authorizations, and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority, or from any private party, pertaining to the Software and the Documentation.

         5. CONTRACTS: All agreements with any existing or former customer, prospect, employee, contractor, agent or supplier relating in any way to the Software, the Documentation, the Intangible Property or any computer hardware, software or services supplied or to be supplied by or through Assignor to customers or prospects for the Software ("Contracts"). If the assignment or transfer by Assignor of any contract or agreement referred to above shall require the consent of any other party, and if the making of an agreement to assign would, under any such contract or agreement, constitute a breach thereof or impair the rights of Assignor (and/or Assignee as the successor in interest) thereunder, then this Agreement shall not be construed as an agreement to make an assignment, but Assignor nonetheless shall be obligated to take reasonable steps to obtain for Assignee the benefits of such contracts and agreements and Assignee shall be obligated to perform all obligations of Assignor under such contracts and agreements (even though Assignor may remain liable to other party or parties to such contracts or agreements).

         6. MARKETING INFORMATION: All customer and marketing materials and information relating to the Software, including without limitation customer lists, prospect lists, marketing plans, forecasts and assumptions, price lists and lists of suppliers and subcontractors.

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         7. RELATED TECHNOLOGY: All things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Assignor or any of its employees or agents that rare embodied, derived from or relate to the Software, in any stage of development, including without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, programmers' notes and all other information relating to the Software and not generally known within the computer software and telephone industries.

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